UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material may be provided to stockholders of Qualcomm Incorporated ("Qualcomm").

Qualcomm Stockholders Time is short. Vote TODAY to protect the value of your investment. Qualcomm’s Annual Meeting is less than one week away. Qualcomm Vote the WHITE proxy card TODAY online or by phone to ensure your voice is heard. Throw away any Blue proxy card you receive from Broadcom. Qualcomm’s Board of Directors is committed to evaluating ALL opportunities to maximize value for stockholders—whether through continued execution of our growth strategy or by selling the Company. To that end, we are open to constructively engaging with Broadcom and will continue to act in your best interests. Don’t Let Broadcom Threaten the Value of Your Investment Electing any Broadcom nominees makes no sense for Qualcomm stockholders and would dramatically lower the quality of your Board at a critical time for Qualcomm. Proxy advisory firm ISS did not recommend that Qualcomm stockholders turn over control of the Qualcomm Board to Broadcom’s nominees Your Vote is Very Important, No Matter How Many Shares You Own Support your Board by voting the WHITE proxy card TODAY—FOR ALL 1 1 Qualcomm directors. These highly qualified directors deserve to be re-elected. Simply vote now, online or by phone, using the WHITE proxy card

Vote the WHITE proxy card TODAY online or by phone Qualcomm You only need the WHITE card—it is labeled “WHITE”. Throw away all Blue proxy cards you receive. Do not vote on the Blue card, not even “withhold”. If you have already voted the WHITE proxy card FOR Qualcomm’s 11 highly qualified directors: You DO NOT need to recast your vote. If you have not already voted, or wish to change your vote: Use the instructions provided in your voting instruction form or proxy card. You have every right to change your vote—only your latest-dated proxy will be counted. Voting Your Shares is Quick and Easy Online •Locate the Control Number on your WHITE proxy card •Access the website indicated on your WHITE proxy card •Follow the instructions provided By Phone •Locate the Control Number on your WHITE proxy card •Dial the phone number indicated on your WHITE proxy card If you have questions, or need assistance in voting your shares, please contact: INNISFREE M&A INCORPORATED Stockholders May Call: Toll-Free at (877) 456-3442 (from the U.S. and Canada) (412) 232-3651 (from other locations) Banks and Brokers May Call Collect: (212) 750-5833 ADDITIONAL INFORMATION: Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov. CERTAIN INFORMATION REGARDING PARTICIPANTS: Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.